EXHIBIT 99.2

US AIRWAYS REPORTS YEAR-END TRAFFIC

     ARLINGTON, Va., Jan. 6, 2003 -- US Airways reported today that revenue passenger miles for December 2002 decreased 0.6 percent compared to December 2001, while available seat miles for the month were down 11.7 percent compared to the same period last year. The passenger load factor for December 2002 was 72.4 percent, an 8.1 percentage-point increase compared to December 2001.

     For the fourth quarter 2002, revenue passenger miles decreased 1.4 percent compared to the fourth quarter 2001, while available seat miles decreased 8.8 percent. The fourth quarter passenger load factor was 68.3 percent, an increase of 5.1 percentage points compared to the same period in 2001.

     Year-to-date revenue passenger miles decreased 12.9 percent compared to the full year 2001, while available seat miles decreased 15.5 percent. The year-to-date passenger load factor was 71.0 percent, an increase of 2.2 percentage points compared to the same period in 2001.

     The three wholly owned subsidiaries of US Airways Group, Inc. -- Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA, Inc. -- reported that revenue passenger miles for December 2002 increased 25.3 percent compared to December 2001, while available seat miles increased 5.6 percent. The passenger load factor for the month was 57.4 percent, an increase of 9.0 percentage points compared to the same period in 2001.

     US Airways Express revenue passenger miles for the fourth quarter 2002 increased 24.9 percent compared to the fourth quarter 2001, while available seat miles increased 12.9 percent. The US Airways Express fourth quarter passenger load factor was 55.5 percent, an increase of 5.3 percentage points compared to the same period in 2001.

     Year-to-date revenue passenger miles for the three wholly owned US Airways Express carriers increased 11.1 percent compared to the full year 2001, while available seat miles increased 12.4 percent. The year-to-date passenger load factor was 53.4 percent, a decrease of 0.6 percentage points compared to the same period in 2001.

     Winter weather for the month of December had some affect on US Airways' flight operations. US Airways ended the month by completing 97.9 percent of its scheduled flights.

     System mainline passenger unit revenue for December 2002 is expected to increase between 11.5 percent to 12.5 percent compared to December 2001, which is a decrease of between 8.5 percent and 9.5 percent compared to December 2000.

     Two of the heaviest travel days of the Thanksgiving Holiday (Sunday and Monday) this year took place in December versus November, thus affecting the year-over-year comparisons.

     Separately, US Airways today filed its Monthly Operating Report with the U.S. bankruptcy court in Alexandria, Va., and reported an operating loss of $96 million for the month of November 2002, and a net loss of $118 million.

This press release, as well as other statements made by US Airways may contain forward-looking statements within the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, that reflect, when made, the company's current views with respect to current events and financial performance. Such forward looking statements are and will be, as the case may be, subject to many risks, uncertainties and factors relating to the company's operations and business environment, which may cause the actual results of the company to be materially different from any future results, express or implied, by such forward-looking statements. Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the ability of the company to continue as a going concern; the ability of the company to operate pursuant to the terms of the Debtor-In-Possession financing facility; the company's ability to obtain court approval with respect to motions in the Chapter 11 proceeding prosecuted by it from time to time; the ability of the company to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 cases; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the cases to Chapter 7 cases; the ability of the company to obtain and maintain normal terms with vendors and service providers; the company's ability to maintain contracts that are critical to its operations; the potential adverse impact of the Chapter 11 cases on the company's liquidity or results of operations; the ability of the company to fund and execute its business plan; the ability of the company to attract, motivate and/or retain key executives and associates; and the ability of the company to attract and retain customers. Other risk factors are listed from time-to-time in the company's SEC reports. The company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Similarly, these and other factors, including the terms of any reorganization plan ultimately confirmed, can affect the value of the company's various pre-petition liabilities, common stock and/or other equity securities. No assurance can be given as to what values, if any, will be ascribed in the bankruptcy proceedings to each of these constituencies. Accordingly, the company urges that the appropriate caution be exercised with respect to existing and future investments in any of these liabilities and/or securities.
US AIRWAYS, INC.
SELECTED TRAFFIC STATISTICS

	Dec. 2002	Dec. 2001	Percent Change

Revenue Passenger Miles (000):
Domestic*	2,324,031	2,502,171	(7.1)
International*	678,442	518,218	30.9
Total - Scheduled Service	3,002,473	3,020,389	(0.6)
Total (Including Charter)	3,003,602	3,021,932	(0.6)

Available Seat Miles (000):
Domestic*	3,231,202	3,970,550	(18.6)
International*	916,735	729,089	25.7
Total - Scheduled Service	4,147,937	4,699,639	(11.7)
Total (Including Charter)	4,149,541	4,701,835	(11.7)

Passengers Boarded*	3,531,454	3,735,518	(5.5)
System Load Factor*	72.4	64.3	8.1
Average Passenger Journey*	850.2	808.6	5.2

* scheduled service

NOTE:     Numbers may not add or calculate due to rounding

US AIRWAYS, INC.
FOURTH QUARTER 2002

	Oct. - Dec. 2002	Oct. - Dec. 2001	Percent Change

Revenue Passenger Miles (000):
Domestic*	6,795,672	7,447,115	(8.7)
International*	1,963,745	1,440,939	36.3
Total - Scheduled Service	8,759,418	8,888,053	(1.4)
Total (Including Charter)	8,763,003	8,894,736	(1.5)

Available Seat Miles (000):
Domestic*	10,072,434	11,679,309	(13.8)
International*	2,747,225	2,376,938	15.6
Total - Scheduled Service	12,819,658	14,056,247	(8.8)
Total (Including Charter)	12,824,803	14,067,617	(8.8)

Passengers Boarded*	10,353,581	11,150,976	(7.2)
System Load Factor*	68.3	63.2	5.1
Average Passenger Journey*	846.0	797.1	6.1

* scheduled service

NOTE:     Numbers may not add or calculate due to rounding.

US AIRWAYS, INC.
YEAR-TO-DATE 2002

	Jan. - Dec. 2002	Jan. - Dec. 2001	Percent Change

Revenue Passenger Miles (000):
Domestic*	31,695,276	37,951,177	(16.5)
International*	8,342,893	7,996,874	4.3
Total - Scheduled Service	40,038,169	45,948,051	(12.9)
Total (Including Charter)	40,048,481	45,978,715	(12.9)

Available Seat Miles (000):
Domestic*	45,675,906	55,864,183	(18.2)
International*	10,683,725	10,839,827	(1.4)
Total - Scheduled Service	56,359,631	66,704,009	(15.5)
Total (Including Charter)	56,373,198	66,744,044	(15.5)

Passengers Boarded*	47,154,791	56,113,977	(16.0)
System Load Factor*	71.0	68.9	2.2
Average Passenger Journey*	849.1	818.8	3.7

* scheduled service

NOTE: Numbers may not add or calculate due to rounding

	US AIRWAYS EXPRESS**
SELECTED TRAFFIC STATISTICS

	Dec. 2002	Dec. 2001	Percent Change
Revenue Passenger Miles (000)	126,500	100,930	25.3
Available Seat Miles (000)	220,496	208,819	5.6
Passengers Boarded*	559,077	463,557	20.6
System Load Factor*	57.4	48.3	9.0
Average Passenger Journey	226.3	217.7	3.9

	US AIRWAYS EXPRESS**
FOURTH QUARTER 2002

	Oct. - Dec. 2002	Oct. - Dec. 2001	Percent Change
Revenue Passenger Miles (000)	381,822	305,796	24.9
Available Seat Miles (000)	687,857	609,023	12.9
Passengers Boarded*	1,702,797	1,402,711	21.4
System Load Factor*	55.5	50.2	5.3
Average Passenger Journey	224.2	218.0	2.9

* Scheduled service
** Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc.

NOTE: Numbers may not add or calculate due to rounding.

	US AIRWAYS EXPRESS**
YEAR-TO-DATE 2002

	Oct. - Dec. 2002	Oct. - Dec. 2001	Percent Change
Revenue Passenger Miles (000)	1,533,357	1,380,409	11.1
Available Seat Miles (000)	2,871,806	2,554,689	12.4
Passengers Boarded*	6,856,681	6,331,163	8.3
System Load Factor*	53.4	54.0	(0.6)
Average Passenger Journey	223.6	218.0	2.6

* Scheduled service
** Allegheny Airlines, Inc., Piedmont Airlines, Inc., and PSA Airlines, Inc.

NOTE: Numbers may not add or calculate due to rounding

NUMBER:     4449